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                                                                 EXHIBIT 23.3


              Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 6, 1998, relating to the consolidated financial statements and schedules of Income Opportunity Realty Investors, Inc. (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.



                                /s/ BDO SEIDMAN, LLP

                                BDO Seidman, LLP

Dallas, Texas
April 3, 1998